                                                                      EXHIBIT 10

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" in the Prospectus in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 333-16949) of John Hancock Variable Annuity Account I.


  We also consent to the inclusion of our reports dated February 11, 2000 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account I, and dated March 10, 2000 on the financial statements included in the Annual Report of the John Hancock Variable Life Insurance Company for the year ended December 31, 1999.


                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Boston, Massachusetts
November 17, 2000